                                                                     EXHIBIT 3.1
                            AMENDMENT AND RESTATEMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          GLOBESPAN TECHNOLOGIES, INC.
         (originally incorporated under the name CAP Acquisition Corp.)



        GLOBESPAN TECHNOLOGIES INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

        FIRST: The original Certificate of Incorporation of GlobeSpan Technologies Inc. (formerly CAP Acquisition Corp.) was filed with the Secretary of State of Delaware on June 7, 1996.

        SECOND: The Amended and Restated Certificate of Incorporation of GlobeSpan Technologies Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware (the "DGCL") by the directors and stockholders of the Corporation. Written consent was given by the sole stockholder of the Corporation in accordance with Section 228 of the DGCL.

        THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

        IN WITNESS WHEREOF, GLOBESPAN TECHNOLOGIES INC. has caused this Certificate to be signed by the Chairman of the Board and the Treasurer this 27th day of November, 1996.

                                               GLOBESPAN TECHNOLOGIES INC.


                                               By:
                                                   -----------------------------
                                                          Thomas E. Epley
                                                          Chairman of the Board


ATTEST:

By:
---------------------------------------
         Patrick M. Murphy
         Vice President, Treasurer and
         Chief Financial Officer

                                                                       Exhibit A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          GLOBESPAN TECHNOLOGIES, INC.



                                    ARTICLE 1

               The name of the Company is GlobeSpan Technologies Inc.

                                    ARTICLE 2

               The registered office of the Company in the State of Delaware is located at 15 E. North Street, Dover, Kent County, Delaware 19901. The name of its Registered Agent at the above address is Incorporating Services, Ltd.

                                    ARTICLE 3

               The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                    ARTICLE 4

               The total number of shares of stock which the Company has authority to issue is 18,000,000 shares of capital stock, classified as (a) three million (3,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (b) fifteen million (15,000,000) shares of common stock, par value $0.001 per share ("Common Stock"). Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each outstanding share of Common Stock of the Company shall be reconstituted as 8.75 shares of Common Stock of the Company.

               The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

               1.     Provisions Relating to the Preferred Stock.

                        (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have those designations, powers, preferences, rights, qualifications, limitations and restrictions that are stated and expressed here and in the resolutions(s) providing for the issue of such class or series adopted by the Board of Directors as prescribed in this Certificate.

                        (b) Authority is expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by resolution(s) adopted from time to time providing for the issuance of Preferred Stock, the following:

                                (i) whether or not the class or series is to
have voting rights, full, special or limited, or is to be without voting rights, and whether or not the class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                                (ii) the number of shares to constitute the
class or series and the designations of those shares;

                                (iii) the preferences, and, if any, the
relative, participating, optional, or other special rights, and, if any, the qualifications, limitations or restrictions of those shares with respect to any class or series;

                                (iv) whether or not the shares of any class or
series will be redeemable at the option of the Company or the holders of those shares, or upon the happening of any specified event, and, if redeemable, the redemption price(s) (payable in the form of cash, notes, securities, or other property), and the time(s) at which, and the terms upon which, such shares will be redeemable and the manner of redemption;

                                (v) whether or not the shares of a class or
series will be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund are to be established, the annual amount of such fund, and the terms relative to the operation of such fund;

                                (vi) the dividend rate; whether dividends are
payable in cash, Company stock, or other property; the conditions upon which and the time when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class(es) or series of stock; whether or not such dividends will be cumulative or noncumulative; and if cumulative, the date(s) from which such dividends will accumulate;

                                (vii) the preferences, if any, and the amounts
of those preferences which the holders of any such class or series will be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

                                (viii) whether or not the shares of any class or
series, at the option of the Company or the holder of such shares, or upon the happening of any specified event, will be convertible into or exchangeable for, the shares of any other class(es) or of any other series of the same or any other class(es) of stock, securities, or other Company property and the conversion price(s) or ratio(s) or the rate(s) at which such exchange may be made, with those adjustments, if any, as may be stated or provided for in such resolutions; and

                                (ix) any other special rights and protective
provisions with respect to any class or series as may seem advisable to the Board of Directors.

                      (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. The Board of

Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

               2.     Provisions Relating to the Common Stock.

                      (a) Each share of Common Stock of the Company will have identical rights and privileges in every respect. The holders of Common Stock shares will be entitled to vote upon all matters submitted to a vote of the Company stockholders and will be entitled to one vote for each share of Common Stock held.

                      (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series of the Preferred Stock, the holders of the Common Stock shares will be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared on the Common Stock by the Board of Directors at any time out of any Company funds legally available for such dividends.

                      (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of the Preferred Stock shares or any series of the Preferred Stock, the holders of the Common Stock shares will be entitled to receive all of the remaining Company assets available for distribution to its stockholders, pro rata in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Company, as such terms are used in this Paragraph (c), will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other corporation(s) or other entity or any transfer of all or a part of the Company assets.

               3.     General.

                      (a) Subject to the foregoing provisions of this Certificate, the Company may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration has bee paid or delivered to the Company will be deemed fully paid stock and will not be liable to any further call or assessment thereon, and the holders of such shares will not be liable to any further call or assessment thereon, and the holders of such shares will not be liable for any further payments in respect of such shares.

                      (b) The Company has authority to create and issue rights and options entitling their holders to purchase shares of the Company's capital stock of any class or series or other securities of the Company, and such rights and options will be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value of those shares.

                                    ARTICLE 5

               Unless, and except to the extent that, the By-Laws of the Company (the "By-Laws") so require, the election of directors need not be by written ballot.

                                    ARTICLE 6

               The board of directors of the Company (the "Board of Directors") may from time to time adopt, amend or repeal the By-Laws, subject to the power of the stockholders to adopt any By-Laws or to amend or repeal any By-Laws adopted, amended or repealed by the Board of Directors.

                                    ARTICLE 7

               To the fullest extent that the Delaware General Corporation Law as its exists on the date hereof or as it may hereafter be amended permits the limitations or elimination of the liability of directors, no director will be liable to the Company or its stockholders for monetary damage for breach of fiduciary duty as a director. Any repeal or amendment of this Article will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment.

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           GLOBESPAN TECHNOLOGIES INC.



               Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "Act"), the undersigned corporation herein adopts the following Amendment to Certificate of Incorporation.

               1. The name of the corporation is Globespan Technologies Inc. (the "Company").

               2. The following amendment to the Certificate of Incorporation of the Company was duly adopted by a written consent of a majority shareholder given in accordance with Section 228 of the Act and the directors of the Company on October 16, 1997 in accordance with Section 242 of the Act. Notice of such action pursuant to Section 228 has been given to those shareholders who have not consented in writing.

               3. The first paragraph of Article Four of the Certificate of Incorporation of the Company is hereby deleted in its entirety with the following first paragraph of Article Four being substituted in its place:

                                  "ARTICLE FOUR

                      The total number of shares of capital stock that the
               Company has authority to issue is 34,110,600 shares of capital stock, classified as (a) three million (3,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (b) thirty one million one hundred and ten thousand six hundred (31,100,600) shares of common stock, par value $0.001 per share ("Common Stock"). Upon the filing of this amended Article Four with the Secretary of State, each outstanding share of Common Stock of the Company shall be reconstituted as 2 shares of Common Stock of the Company.

               The undersigned officer of the Company, for the purpose of amending the Certificate of Incorporation of the Company, does make and file this Certificate of Amendment to the Certificate of Incorporation, hereby declaring and certifying the facts herein are true and accordingly has set his hand on November 21, 1997.

                                               Globespan Technologies Inc.
                                               a Delaware corporation


                                               By:
                                                    ---------------------------
                                                    James L. Slattery
                                                    Vice President & Secretary

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           GLOBESPAN TECHNOLOGIES INC.



               Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "Act"), the undersigned corporation herein adopts the following Amendment to Certificate of Incorporation.

              1. The name of the corporation is Globespan Technologies Inc. (the "Company").

               2. The following amendment to the Certificate of Incorporation of the Company was duly adopted by a written consent of the majority shareholder given in accordance with Section 228 of the Act and the directors of the Company on October 16, 1997 in accordance with Section 242 of the Act. Notice of such action pursuant to Section 228 has been given to those shareholders who have not consented in writing.

               3. Article One of the Certificate of Incorporation of the Company is hereby deleted in its entirety with the following new Article One being substituted in its place:

                                   ARTICLE ONE

                   The name of the Company is Globespan Semiconductor Inc.

               The undersigned officer of the Company, for the purpose of amending the Certificate of Incorporation of the Company, does make and file this Certificate of Amendment to the Certificate of Incorporation, hereby delcaring and certifying the facts herein are true and accordingly has set his hand on November 21, 1997.

                                               Globespan Technologies Inc.
                                               a Delaware corporation


                                               By:
                                                   ----------------------------
                                                   James L. Slattery
                                                   Vice President & Secretary

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                          GLOBESPAN SEMICONDUCTOR INC.



               Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "Act"), the undersigned corporation hereby adopts the following Amendment to Certificate of Incorporation.

               1. The name of the corporation is Globespan Semiconductor Inc. (the "Company").

               2. The following amendment to the Certificate of Incorporation of the Company was duly adopted by a written consent of the majority shareholder given in accordance with Section 228 of the Act and the directors of the Company on 19 February 1998 in accordance with Section 242 of the Act. Notice of such action pursuant to Section 228 has been given to those shareholders who have not consented in writing.

               3. The first paragraph of Article Four of the Certificate of Incorporation of the Company is hereby deleted in its entirety with the following first paragraph of Article Four being substituted in its place.

                                  "ARTICLE FOUR

                      The total number of shares of capital stock that the
               Company has authority to issue is 49,665,900 shares of capital stock, classified as (a) three million (3,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (b) forty six million six hundred and sixty five thousand nine hundred (46,665,900) shares of common stock, par value $0.001 per share ("Common Stock"). Upon the filing of this amended Article Four with the Secretary of State, each outstanding share of Common Stock of the Company shall be reconstituted as 1.5 shares of Common Stock of the Company."

               The undersigned officer of the Company, for the purpose of amending the Certificate of Incorporation of the Company, does make and file this Certificate of Amendment to the Certificate of Incorporation, hereby declaring and certifying the facts herein are true and accordingly has set his hand on February 25, 1998.

                                               Globespan Technologies Inc.
                                               a Delaware corporation


                                               By:
                                                  -----------------------------
                                                  James L. Slattery
                                                  Vice President & Secretary

                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          GLOBESPAN SEMICONDUCTOR INC.
                            OF THE STATE OF DELAWARE
                UNDER SECTION 242 OF THE GENERAL CORPORATION LAW

Globespan Semiconductor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

        FIRST: That pursuant to a unanimous written consent of the Company's Board of Directors (the "Board") dated ___________, resolutions were adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on November 27, 1996 and amended on July 24, 1997, November 25, 1997 and February 26, 1998 (the "Restated Certificate"), declaring said amendment to be advisable and proposing to submit said amendment to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Board hereby authorizes a reverse stock split of outstanding shares of common and preferred stock of the Company in a split ratio of 1 for 3 (the "Stock Split"), subject to the approval of the stockholders of the Company;

        RESOLVED FURTHER, that the Board hereby authorizes an increase of the Company's authorized capital stock to an amount equal to 100,000,000 shares of authorized common stock and 3,000,000 shares of authorized preferred stock following the effectiveness of the stock split:

        The first paragraph of Article IV of the Restated Certificate of the Company is hereby deleted in its entirety and replacing it with the following:

        "The total number of shares of stock which the Company has authority to issue is one hundred three million (103,000,000) shares of capital stock classified as (a) three million (3,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (b) one hundred million (100,000,000) shares of common stock, par value $.001 per share ("Common Stock"). Upon the filing of this amended Article IV with the Secretary of State, each outstanding share of Common Stock shall be converted into .333 shares of Common Stock, and each outstanding share of Preferred Stock shall be converted into .333 shares of Preferred Stock."

        SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the outstanding stock of the Company entitled to vote have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Globespan Semiconductor Inc. has caused this Certificate to be signed by a duly authorized officer this ____ day of ___________, 1999.


                                                   -----------------------------
                                                   Robert McMullan
                                                   Chief Financial Officer